EXHIBIT 10.1

HOUSTON WIRE & CABLE COMPANY

2006 STOCK PLAN

FORM OF EMPLOYEE

STOCK OPTION AGREEMENT

NONQUALIFIED STOCK OPTION

[DATE]

[NAME]

[ADDRESS]

Dear [NAME]:

I am pleased to inform you that on [DATE], pursuant to the Houston Wire & Cable Company 2006 Stock Plan (as amended from time to time, the “Plan”), the Compensation Committee of the Board of Directors (the “Committee”) of Houston Wire & Cable Company (the “Company”) granted to you a Non-Qualified Stock Option (the “Option”) to acquire shares of common stock, par value $0.01 per share (“Shares”), of the Company.  This letter agreement constitutes your Stock Option Agreement under the Plan with respect to the Option.

1.             Option Grant.  On [DATE] (the “Date of Grant”), you were granted the Option to purchase, subject to the terms and conditions of this Stock Option Agreement and the Plan, all or any part of [NUMBER OF SHARES] Shares at a price of [PRICE] ($          ) per Share.  The number of Shares and the price per Share are subject to adjustment, as provided in the Plan.

2.             Term.  The term of the Option shall be for a period of ten (10) years from the date hereof and shall expire at the close of regular business hours at the Company’s principal office, Houston Wire & Cable Company, 10201 North Loop East, Houston, Texas 77029 on the last day of the term of the Option, unless the Option terminates earlier as herein provided.  Notwithstanding the foregoing, the Option shall terminate and cease to be exercisable on the date on which your employment with the Company or any of its subsidiaries ends, including without limitation termination by the Company or its subsidiary for any reason or your death or resignation.

3.             Vesting.  Subject to the other terms and conditions of this Stock Option Agreement and the Plan, the Option shall become vested and exercisable as set forth below:

Vesting Date	Number of Shares That Vest
[DATE]	[PERCENTAGE OF SHARES]
[DATE]	[PERCENTAGE OF SHARES]
[DATE]	[PERCENTAGE OF SHARES]
[DATE]	[PERCENTAGE OF SHARES]
[DATE]	[PERCENTAGE OF SHARES]

If the number if Shares covered by this Option is adjusted as provided in paragraph 1, then the above vesting numbers shall be proportionately adjusted by the Board or the Committee, as defined in the Plan.  This Option may be exercised only to the extent, if any, that it is then vested.

4.             Exercise.  There are no limitations on the number of times you may exercise the vested portion of this Option, provided, however, that (i) this Option may not be exercised more than once in any calendar year without the Company’s prior written consent; (ii) no more than the total number of Shares specified in paragraph 1 can be purchased pursuant to this Option; and (iii) the Option may not be exercised after it expires or terminates as provided in paragraph 2.  The Option may be exercised by giving written notice (in a form substantially similar to Appendix A attached hereto) to the Treasurer of the Company at its principal office, stating the number of Shares with respect to which the Option is being exercised and tendering payment for the full purchase price of such Shares.  The purchase price must be paid in cash, unless another method is authorized by the Committee.  You are responsible for the payment of any taxes (other than stock transfer taxes) arising in connection with the issuance or transfer of Shares pursuant to the Option and will promptly pay any taxes required to be collected or withheld by the Company or its subsidiary upon the Company’s or such subsidiary’s demand.

5.             Insider Trading Policy.  The exercise of the Option and any sale of the Shares issuable upon such exercise are subject to the provisions of the Company’s Insider Trading Policy, as in effect from time to time.

6.             Nontransferability.  You may not transfer, sell, pledge, encumber or otherwise dispose of the Option, except that you may, with the prior written approval of the Committee, transfer the Option to the following persons or entities:  (i) immediate family members, (ii) custodianships under the Uniform Transfers to Minors Act or any similar statute, (iii) trusts for the benefit of any immediate family member, (iv) trusts created by you for your primary benefit, and (v) upon termination of a custodianship under the Uniform Transfers to Minors Act or similar statute or the termination of a trust by the custodian or trustee thereof, or the partial or complete liquidation of an entity, to the person or persons who, in accordance with the terms of such custodianship, trust or entity, are entitled to receive Options held in custody, trust or by the entity.

7.             Plan Governs.  The terms of this Stock Option Agreement shall be subject to the terms of the Plan. If there is any inconsistency between the terms of this Stock Option Agreement and the terms of the Plan, the Plan’s terms shall govern. All capitalized terms shall have the meanings ascribed to them in the Plan, unless otherwise set forth herein. A copy of the Plan is attached hereto and the terms of the Plan are hereby incorporated by reference.

8.             Employment and Stockholder Status.  This Stock Option Agreement neither gives you the right to be retained as an employee of the Company, nor confers upon you or any holder hereof any right as a stockholder of the Company prior to the issuance of Shares pursuant to the exercise of the Option.

9.             Acceptance.  The exercise of the Option is conditioned upon your acceptance of this Stock Option Agreement and your return of an executed copy to the Treasurer of the Company within 30 days after receipt hereof.

HOUSTON WIRE & CABLE COMPANY

By:

Its:

I acknowledge receipt of the Houston Wire & Cable Company 2006 Stock Plan, as amended (the “Plan”) and hereby accept this Nonqualified Stock Option subject to all the terms and conditions thereof.  I agree to accept as binding, conclusive and final all decisions and interpretations of the Board or the Committee, each as defined in the Plan, regarding any questions arising under the Plan or this Stock Option Agreement.

Dated:

Print Name:

Signature:

APPENDIX A

Houston Wire & Cable Company

10201 North Loop East

Houston, Texas  77029

Attn:  Treasurer

NOTICE OF EXERCISE OF NONQUALIFIED STOCK OPTION

I hereby give notice of my election to exercise, to the extent stated below, the nonqualified stock option (“Option”) granted to me on [DATE] to purchase [NUMBER OF SHARES]  shares of common stock, par value $0.01 per share, of Houston Wire & Cable Company (“Shares”) at a price of [PRICE] per Share, pursuant to the HOUSTON WIRE & CABLE COMPANY 2006 STOCK PLAN.  I hereby elect to exercise such Option to the extent of                                  Shares.  Payment in the amount of $                     equal to the full purchase price of such Shares is enclosed.

Dated:
(signature)

(printed name)

(address)

(city, state, zip code)

(Social Security Number)

THIS DOCUMENT IS TO BE USED TO EXERCISE YOUR STOCK OPTIONS.